UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   March 19, 2004
                                                    -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                      0-30275             23-3057155
    ------------------------       ------------------    --------------------
 (State or other jurisdiction of       (Commission           (IRS Employer
         incorporation)                File Number)        Identification No.)

               One Logan Square
          130 N. 18th St., Suite 2615
          Philadelphia, Pennsylvania                         19103
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   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 2.       Acquisition or Disposition of Assets.
              -------------------------------------

     On March 19, 2004, I-trax, Inc., a Delaware corporation ("I-trax"), completed the acquisition of Meridian Occupational Healthcare Associates, Inc., doing business as CHD Meridian Healthcare, a Delaware corporation ("CHD Meridian") pursuant to a Merger Agreement, dated as December 26, 2003, as amended, by and among, I-trax, CHD Meridian, DCG Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of I-trax ("DCG"), and CHD Meridian Healthcare, LLC, a Delaware limited liability company and a wholly-owned subsidiary of I-trax ("Healthcare LLC"). CHD Meridian is a leading provider of outsourced, employer-sponsored healthcare services. CHD Meridian offers services in four areas: (1) primary care services; (2) pharmacy services and benefits;
(3) staffing and management of on-site occupational health facilities; and (4) corporate health staffing and management services.

     The merger was a two-step transaction. In step one, DCG merged with and into CHD Meridian. In step two, CHD Meridian merged with and into Healthcare LLC. In the merger, each outstanding share of common stock of CHD Meridian was converted into the right to receive 47.57 shares of I-trax common stock, 1.90 shares of I-trax Series A Convertible Preferred Stock, and $121.35 in cash. In total, I-trax issued 10,000,000 shares of common stock, 400,000 shares of Series A Convertible Preferred Stock and paid $25,508,000 in the merger. Immediately prior to the merger, CHD Meridian also redeemed certain of its then outstanding shares of common stock and options to purchase common stock for which it paid approximately $9,492,000 in the aggregate. Accordingly, CHD Meridian stockholders and option holders received an aggregate of $35 million of cash in, or immediately prior to, the merger.

     Immediately following the closing of the merger, I-trax redeemed from former CHD Meridian stockholders that participated in the merger, pro rata, an aggregate of 200,000 shares of Series A Convertible Preferred Stock at their original issue price of $25 per share.

     I-trax obtained the cash portion of the merger consideration by selling 1,000,000 shares of Series A Convertible Preferred Stock at a purchase price of $25.00 per share for gross proceeds of $25,000,000 and by borrowing $12 million on a new $20 million senior secured debt facility from a national lender.

     Finally, at the closing of the merger, I-trax issued and placed in escrow 3,859,200 shares of I-trax common stock. In April 2005, if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA) then some or all of the shares placed in escrow will be payable to the former CHD Meridian stockholders who participated in the merger. Prior to distribution to former CHD Meridian stockholders, the shares of I-trax's common stock placed in escrow may be used to satisfy CHD Meridian's indemnity obligations under the Merger Agreement. If EBITDA equals or exceeds $8.1 million, then 3,473,280 shares will be payable; the number of such shares payable increases proportionately up to a maximum of 3,859,200 shares if EBITDA equals or exceeds $9.0 million. Any such additional shares of I-trax common stock that are payable will be distributed pro rata to former CHD Meridian stockholders in proportion to the number of shares of CHD Meridian common stock held at the merger's effective time.

     The amount of cash, stock and contingent consideration issued or to be issued by I-trax in the merger was determined by arms length negotiations between I-trax and CHD Meridian. As a basis for such negotiations, I-trax management reviewed CHD Meridian's contracts, pipeline, projections, cash flow and other factors, such as anticipated synergy between the companies' services and products and anticipated consumer demand for the combined companies' products.

     There are no material relationships between I-trax, its officers, directors and affiliates and their associates, on the one hand, and CHD Meridian its officers, directors and affiliates and their associates, on the other hand. After the merger, Haywood D. Cochrane, Jr. joined I-trax as vice chairman and director, Charles (Chip) Phillips, as executive vice president and chief operating officer, and Shannon W. Farrington, as senior vice president and chief financial officer.


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     I-trax has committed to register for resale on Form S-3 the shares of common stock issued in the merger and issuable upon conversion of the Series A Convertible Preferred Stock issued in the merger and issued to a placement agent in connection with the sale of the Series A Convertible Preferred Stock.

     A copy of the press release issued by I-trax on March 22, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     I-trax will file with the Securities and Exchange Commission the financial statements of CHD Meridian required under Item 7(a) of Form 8-K and the pro forma financial information required under Item 7(b) of Form 8-K within the time period permitted by Item 7(a)(4) of Form 8-K for filing such information.

Item 7.       Financial Statements and Exhibits.
              ---------------------------------

     (a)  Financial statements of business acquired.

     I-trax will file with the Securities and Exchange Commission the financial statements of CHD Meridian under Item 7(a) of Form 8-K within the time period permitted by Item 7(a)(4) of Form 8-K for filing such information.

     (b)  Pro Forma financial information.

     I-trax will file with the Securities and Exchange Commission the pro forma financial information required under Item 7(b) to Form 8-K within the time period permitted by Item 7(a)(4) to Form 8-K for filing such information.

(c)      Exhibits

 2.1 Merger Agreement, dated as of December 26, 2003, by and among I-trax, CHD Meridian, DCG and Healthcare LLC (Incorporated by reference to I-trax's current report on Form 8-K, filed December 29, 2003).

 2.2 Amendment to Merger Agreement, dated February 4, 2004, by and among I-trax, CHD Meridian, DCG and Healthcare LLC (Incorporated by reference to Appendix A to I-trax's Proxy Statement dated February 6, 2004 filed pursuant to Section 14(a) of the Securities Exchange Act, as amended).

 99.1   Press Release issued by I-trax, dated March 22, 2004.




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                                   SIGNATURES
                                   ----------

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                  I-TRAX, INC.




Date:  March 30, 2004                        By:   /s/ Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:  Chief Executive Officer